Exhibit 99.1

CSS Industries, Inc. Reports Sales and Operating Results
for the Quarter Ended June 30, 2009

PHILADELPHIA--(BUSINESS WIRE)--July 23, 2009--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the first quarter ended June 30, 2009. Sales decreased 2% to $53,677,000 from $54,647,000 in 2008. The net loss of $4,490,000 was in line with the prior year net loss of $4,496,000. The loss per diluted share increased to $(.47) per diluted share from $(.44) per diluted share in the prior year as a result of lower shares outstanding due to stock repurchases in the prior fiscal year. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

First Quarter Results

The decrease in sales during the fiscal quarter is primarily attributable to lower sales of all occasion products, primarily everyday ribbon and school items. We believe the sales declines have been impacted by, among other things, the continuing slowness or reduction in order patterns related to the current economic downturn. Partially offsetting these sales declines were sales of acquired businesses, primarily Hampshire Paper, which was acquired on August 5, 2008, as well as increased sales of C.R. Gibson branded infant products. Excluding sales of acquired businesses, sales for the quarter declined 7%. The net loss for the quarter was in line with the first quarter of last year. Lower sales and gross margins were offset by decreased selling, general and administrative costs, primarily as a result of initiatives to reduce spending, including the impact of a reduction in force initiated in March 2009.

Management Comments

“While we continue to experience a challenging economic environment in fiscal 2010, we are making progress in several areas,” commented Christopher J. Munyan, President and CEO of CSS Industries, Inc. “First, in the quarter ended June 30, 2009, we successfully completed the first phase of integrating our ERP systems across CSS. When completed in fiscal 2011, all of CSS’ businesses will be on one ERP system, providing us with greater flexibility to service our customers and drive efficiencies throughout our business. Second, we completed the consolidation of our human resources, accounts receivable, accounts payable and payroll functions into a shared back office. Further, we also have made progress in achieving our plans to reduce inventory levels. Inventory at June 30, 2009 was approximately $18 million lower than our inventory position at June 30, 2008. Finally, we have launched and are continuing to develop new product lines which we believe will help offset some of the effects of the economic downturn on our sales.”

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include gift wrap, gift bags, gift boxes, gift card holders, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals, notecards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to expected future sales volume, the expected impact of the integration of the Company’s ERP systems, the expected impact of any reductions of inventory levels, the expected impact of cost saving initiatives, including the impact of the consolidation of various back office functions, the expected impact of acquisition integrations and the expected impact of the development of new product lines. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2009 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the quarters ended June 30, 2009 and 2008 and consolidated condensed balance sheets as of June 30, 2009, March 31, 2009 and June 30, 2008 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

(In thousands, except
per share data)

	Three Months Ended
	June 30,
	2009	2008

SALES	$53,677	$54,647

COSTS AND EXPENSES
Cost of sales	39,065	37,713
Selling, general and administrative expenses	21,361	23,550
Interest expense, net	368	284
Other income, net	(113)	(66)

	60,681	61,481

LOSS BEFORE INCOME TAXES	(7,004)	(6,834)

INCOME TAX BENEFIT	(2,514)	(2,338)

NET LOSS	$(4,490)	$(4,496)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(.47)	$(.44)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,605	10,255

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	June 30,	March 31,	June 30,
	2009	2009	2008
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,846	$2,179	$7,213
Accounts receivable, net	46,615	43,741	43,700
Inventories	125,475	99,971	143,387
Deferred income taxes	5,946	5,758	6,519
Assets held for sale	1,363	1,363	3,461
Other current assets	19,846	15,295	15,003

Total current assets	201,091	168,307	219,283

PROPERTY, PLANT AND EQUIPMENT, NET	54,607	54,942	51,695

OTHER ASSETS
Goodwill	49,258	49,258	48,361
Intangible assets, net	45,354	45,649	42,401
Other	4,026	4,103	3,128

Total other assets	98,638	99,010	93,890

Total assets	$354,336	$322,259	$364,868

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$36,700	$4,150	$29,700
Current portion of long-term debt	10,482	10,479	10,249
Accrued customer programs	7,551	9,909	7,762
Other current liabilities	36,572	29,398	44,815

Total current liabilities	91,305	53,936	92,526

LONG-TERM DEBT, NET OF CURRENT PORTION	327	485	10,129

LONG-TERM OBLIGATIONS	4,482	4,376	6,235

DEFERRED INCOME TAXES	4,310	4,208	2,108

STOCKHOLDERS’ EQUITY	253,912	259,254	253,870

Total liabilities and stockholders’ equity	$354,336	$322,259	$364,868

CONTACT:
CSS Industries, Inc.
Clifford E. Pietrafitta
Chief Financial Officer
215-569-9900